Exhibit-24.1

                             Pinkham & Pinkham, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated September 28, 1999 appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 1999.


                                          /s/ Pinkham & Pinkham, P.C.
                                          -------------------------------------
                                          Pinkham & Pinkham, P.C.
                                          Certified Public Accountants

April 3, 2000
Cranford, New Jersey

514 Centennial Avenue, Cranford, N.J. 07016 Tel.: 908-653-1710 Fax: 908-653-1713

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